SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ X /	Preliminary Proxy Statement.
/ /	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/ /	Definitive Proxy Statement.
/ /	Definitive Additional Materials.
/ /	Soliciting Material Pursuant to § 240.14a-12.

TH LEE, PUTNAM INVESTMENT TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required.

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the
amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Proxy Statement

April ___, 2007

A Message from the Chairman of TH Lee, Putnam Emerging
Opportunities Portfolio

Dear Fellow Shareholder:

I am writing to ask you, as a shareholder of TH Lee, Putnam Emerging Opportunities Portfolio, to vote on the sale of Putnam Investments to Great-West Lifeco Inc., a subsidiary of Power Financial Corporation, by approving a new management contract. This proposal will be considered at a special meeting of shareholders called for May 15, 2007. Great-West Lifeco has agreed to acquire Putnam Investments Trust, which is the indirect majority owner of your fund’s investment adviser, TH Lee, Putnam Capital Management, LLC (the “Manager”).

We are asking you to approve a new management contract with the Manager that will become effective when the transaction with Great-West Lifeco is completed, so that there will not be any disruption in the investment management or in the services that your fund receives. The Trustees of your fund unanimously recommend that you vote FOR the approval of a new management contract.

It is important for you, as a fund shareholder, to know that no changes to the fund, to the way the Manager manages money, or to the fund’s management team are expected as a result of this transaction. Putnam and the Manager will continue to operate as separate companies headquartered in Boston, and will retain their names. There will be no change in your fund’s fee rates or in the services that your fund receives as a result of the transaction. In addition, the fund will not bear any of the costs associated with this proxy solicitation.

Please vote promptly. When shareholders do not return their proxies in sufficient numbers, follow-up solicitations are required. You can vote by returning your proxy ballot in the envelope provided. Or you can call the toll-free number or visit the Web site address indicated on the ballot.

Your vote is important to us. We appreciate the time and consideration I am sure you will give these important matters. If you have questions about the proposal, please call our proxy information line at 1-866-905-2396 or contact your financial representative.

Sincerely yours,

John A. Hill
Chairman of the Trustees

Table of Contents
Page
Notice of a Special Meeting of Shareholders	1

Proxy Statement	2

The Proposal	4

Further Information About Voting and the
Special Meeting	13

Fund Information	16

Appendix A – Form of New Investment Management
Contract	A-1

Appendix B – Description of Contract Approval
Process	B-1

Proxy Card Enclosed

If you have any questions, please call our proxy information line at 1-866-905-2396 or call your financial representative.

Notice of a Special Meeting of Shareholders

To the Shareholders of TH Lee, Putnam Emerging Opportunities Portfolio:

This is the formal notice for your fund’s shareholder meeting. It tells you what proposal will be voted on and the time and place of the meeting, in case you wish to attend in person.

A Special Meeting of Shareholders of your fund will be held on Tuesday, May 15, 2007 at 10:00 a.m., Boston time, at the principal offices of the fund on the 8th floor of One Post Office Square, Boston, Massachusetts 02109, to consider the following proposal:

1. Approving a new management contract for your fund.

Only shareholders of record at the close of business on Thursday, March 22, 2007 will be entitled to notice of, and to vote at, the meeting.

By Francis J. McNamara, III, Clerk, and by the Trustees:

John A. Hill, Chairman
Joseph L. Bower
Stephen B. Kay

We urge you to mark, sign, date, and mail the enclosed proxy in the postage-paid envelope provided or to record your voting instructions by telephone or via the Internet so that you will be represented at the meeting.

April ___, 2007

Proxy Statement

This document gives you the information you need to vote on the proposal. Much of the information is required under rules of the Securities and Exchange Commission (“SEC”); some of it is technical. If there is anything you don’t understand, please call our proxy information line at 1-866-905-2396 or call your financial representative.

Why has a special meeting of shareholders been called?

On January 31, 2007, Marsh & McLennan Companies, Inc. (“Marsh & McLennan”), the ultimate parent company of TH Lee, Putnam Capital Management, LLC (the “Manager”), your fund’s investment adviser, entered into a Stock Purchase Agreement with Great-West Lifeco Inc. (“Lifeco”). Lifeco is a financial services holding company with operations in Canada, the United States and Europe and is a member of the Power Financial Corporation group of companies. Under the Stock Purchase Agreement, Lifeco will, through a wholly-owned subsidiary (“Great-West”), acquire 100% of Putnam Investments Trust (“Putnam”), the parent company of Putnam, LLC (“Putnam Investments”), which in turn indirectly owns a majority of the interest in, and control of, the Manager and the other Putnam companies.

As a result of this transaction, your fund’s management contract with the Manager will terminate. This is because the Investment Company Act of 1940, as amended (the “1940 Act”), which regulates investment companies such as your fund, requires management contracts to terminate automatically when there is a “change of control” of a fund’s investment adviser. The transaction with Lifeco will result in a “change of control” of the Manager, your fund’s investment adviser. Thus, your fund’s management contract with the Manager will automatically terminate when the transaction closes, and your fund’s shareholders must approve a new management contract. We are recommending that you approve a new management contract with the Manager so that the Manager can continue as your fund’s investment adviser after the transaction. This proxy statement describes Lifeco, the transaction, and the new management contract proposed for your fund.

How will the change of control affect the Manager?

The change of control is not expected to have a material effect on the Manager. The Manager will operate as a stand-alone, indirect subsidiary of Lifeco and is expected to retain its brand and its existing personnel.

How does the proposed new management contract differ from your fund’s current management contract?

The proposed new management contract is substantially identical to the current contract. Although there is one difference between your fund’s current management contract and the proposed new management contract, which is described elsewhere in this proxy statement, there will be no change in the services that your fund will receive.

Will your fund’s existing fee arrangements with the Manager change?

No, there will be no change in your fund’s existing fee arrangement with the Manager. The current fee arrangement, which includes (i) an investment management fee at an annual rate of 1.20% of the fund’s average daily net assets and (ii) an annual incentive fee generally equal to 20% of the fund’s net gains on securities of companies that were purchased by the fund as private equity investments and which have subsequently been sold or become publicly traded, will continue to be provided for under the new proposed management contract.

Who is asking for your vote?

The enclosed proxy is solicited by the Trustees of your fund for use at the special meeting of shareholders of your fund to be held on Tuesday, May 15, 2007 and, if your fund’s meeting is adjourned, at any later meetings, for the purposes stated in the Notice of a Special Meeting (see page 1 of this Proxy Statement). The Notice of a Special Meeting, the proxy and the Proxy Statement are being mailed on or about April __ , 2007.

How do your fund’s Trustees recommend that shareholders vote on the proposal?

The Trustees unanimously recommend that you vote FOR the proposal.

Who is eligible to vote?

Shareholders of record of your fund at the close of business on Thursday, March 22, 2007 (the “Record Date”) are entitled to be present and to vote at the special meeting or any adjourned meeting.

The number of shares of your fund outstanding on the Record Date is [ ]. Each share is entitled to one vote, with fractional shares voting proportionately. Shares represented by your duly executed proxy will be voted in accordance with your instructions. If you sign the proxy card but don’t fill in a vote, your shares will be voted in accordance with the Trustees’ recommendation. If any other business is brought before your fund’s special meeting, your shares will be voted at the discretion of the persons designated on the proxy card.

The Proposal

1. APPROVING A NEW MANAGEMENT CONTRACT FOR YOUR FUND

Background Information about the Transaction

On January 31, 2007, Marsh & McLennan, the ultimate parent company of the Manager, your fund’s investment adviser, entered into a Stock Purchase Agreement with Lifeco. Under the Stock Purchase Agreement, Lifeco will, through Great-West, its wholly-owned subsidiary, acquire 100% of Putnam Investments Trust (“Putnam”), a holding company that, except for a minority stake owned by employees, is currently owned by Marsh & McLennan. Putnam owns Putnam, LLC (“Putnam Investments”), which in turn indirectly owns a majority of the interest in, and control of, the Manager and other Putnam companies, including Putnam Investment Management, LLC (“Putnam Management”), an affiliate of the Manager and the investment adviser for the Putnam funds (the “Putnam Funds”). A minority of the interest in the Manager is held by TH Lee, Putnam Capital, LLC (“TH Lee, Putnam Capital”), which is 75% owned by principals and former principals of Thomas H. Lee Partners, L.P. and 25% owned by affiliates of Putnam.

After the transaction, the Manager will continue to be a majority-owned subsidiary of Putnam Investments. TH Lee, Putnam Capital will continue to own a minority interest in the Manager. Putnam Investments will continue to be a wholly-owned subsidiary of Putnam. Putnam will become a wholly-owned subsidiary of Great-West, which will be a wholly-owned holding company subsidiary of Lifeco. Lifeco is a Canadian financial services holding company with interests in the life insurance, health insurance, retirement, savings, and reinsurance businesses. Its businesses have operations in Canada, the United States and Europe. Power Financial Corporation (“Power Financial”), an international management and holding company of financial services businesses, owns approximately 70.6% of the voting shares of Lifeco. Power Corporation of Canada, a diversified international management and holding company, owns approximately 66.4% of the voting securities of Power Financial. The Honorable Paul Desmarais, Sr., through a group of private holding companies which he controls, has voting control of Power Corporation of Canada.

The address of Mr. Desmarais, Power Corporation of Canada, and Power Financial is 751 Victoria Square, Montreal, Quebec H2Y 2J3. The address of Lifeco is 100 Osborne Street North, Winnipeg, Manitoba, R3C 3A5. The address of Great-West will be 8515 East Orchard Road, Greenwood Village, Colorado 80111.

Your fund and the Putnam Funds, hereinafter referred to as the funds, have been informed that Lifeco’s strategic purpose for acquiring Putnam Investments is to establish a strong presence in the United States asset management business. Lifeco values Putnam Investments’ focus on the advice segment of the U.S. market, its significant investment management capabilities and diversified range of investment products, its high quality wholesaling organization with strong relationships with financial advisers, its distribution capabilities in Japan and Europe, and its experienced management team. Lifeco has said that it intends to operate Putnam Investments as a separate business unit, retaining Putnam Investments’, Putnam Management’s and the Manager’s existing management teams and other key professionals. Although Lifeco may pursue sub-advisory and other synergistic opportunities for Putnam Investments within the Power Financial group of companies, it does not anticipate significant integration issues or other disruption, in light of its intent to continue to operate Putnam Investments, the investment managers of the funds, Putnam Management and the Manager, and the other Putnam companies on a stand-alone basis and its experience in operating other companies that it has acquired as stand-alone businesses. Lifeco has advised the funds that it has no current plans to make any changes to the operations of the funds. In particular, it has advised that it has no current plans to make changes with respect to existing management fees, expense limitations, distribution arrangements, or quality of services provided to shareholders. In addition, Lifeco has advised that it intends to retain the Putnam brand and to support Putnam Investments’ current business strategy and Putnam Management’s and the Manager’s respective investment management philosophies so as to minimize disruption and change for fund shareholders and the Putnam organization. Lifeco does not plan to consolidate the funds with any other company in the Power Financial group of companies.

Although the transaction is not expected to result in significant change in the operations of Putnam Management, the Manager or their management of the funds, as a result of this transaction, which is expected to close in the middle of 2007, your fund’s management contract with the Manager will terminate. This is because the 1940 Act, which regulates investment companies such as your fund, requires management contracts to terminate automatically when there is a “change of control” of the investment adviser. The transaction with Lifeco will result in a “change of control” of the Manager, your fund’s investment adviser. Thus, your fund’s shareholders must approve a new management contract. The Trustees are recommending that you approve a new management contract with the Manager so that the Manager can continue as your fund’s investment adviser.

The Stock Purchase Agreement

Under the Stock Purchase Agreement, Lifeco will acquire 100% of the ownership interests of Putnam, which owns Putnam Investments, the indirect majority owner of the Manager, your fund’s current investment adviser. These Putnam ownership interests are in the form of class A shares, all of which are owned by Marsh & McLennan, and class B shares and options to purchase class B shares, all of which are held by Putnam employees. The estimated total value of the transaction is approximately $3.9 billion (based on the estimated value of Putnam’s equity interests on September 30, 2006). The final price is subject to certain adjustments at closing.

The Stock Purchase Agreement requires Lifeco, or its permitted assignee, at the closing of the transaction, to purchase all of the issued and outstanding class A common shares of Putnam currently held by Marsh & McLennan. Lifeco will assign its right to purchase the class A shares of Putnam to Great-West. Lifeco remains fully liable for its obligations under the Stock Purchase Agreement. Also at the closing, all of the issued and outstanding class B common shares and options currently held by Putnam employees under Putnam’s Equity Partnership Plan will be cancelled according to the terms of the Equity Partnership Plan, and each Putnam employee will receive cash payments for these shares and options, a portion of which will be paid at the closing and the remainder of which will, subject to the satisfaction of certain conditions, be paid over a three-year period, provided generally that the employee is still employed by Putnam on the date of payment. These deferred payments to employees may increase or decrease based upon, among other things, the performance of the funds. The transaction structure as described in this section is subject to modification by Marsh & McLennan and Lifeco before closing to improve the tax efficiency of the transaction for Lifeco and to limit the extent to which the transaction consideration is subject to withholding requirements. It is not expected that any such modification would result in any significant change in the Manager’s operations or its management of your fund.

Consummation of the transaction is subject to customary terms and conditions, including, among others, Marsh & McLennan and Lifeco obtaining certain regulatory approvals and the approval of new management contracts by shareholders of a substantial number of the funds. Although there is no assurance that the transaction will be completed, if each of the terms and conditions is satisfied or waived, the parties to the transaction anticipate that the closing will take place in the middle of 2007. If the transaction is not completed, your fund’s current management contract with the Manager will not terminate because there will be no change of control. The Manager would continue to serve as your fund’s investment adviser under the current management contract or, if approved at the shareholder meeting, under the proposed management contract described in this proxy statement, effective as of January 1, 2008 or such other date as the Trustees may establish.

Section 15(f) of the 1940 Act

Lifeco has agreed to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” for an investment company’s adviser or any affiliated persons of the adviser to receive any amount or benefit in connection with a change of control of the investment adviser as long as two conditions are met. First, for a period of three years after the change of control, at least 75% of the directors of the investment company must not be interested persons of the adviser or the predecessor adviser. Second, there must not be any “unfair burden” imposed on the investment company as a result of the transaction or any express or implied terms, conditions or understandings relating to the transaction. Section 15(f) defines “unfair burden” to include any arrangement during the two-year period after the transaction in which the adviser or predecessor adviser, or any interested person of the adviser or predecessor adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). The Manager has advised your fund that neither it, Marsh & McLennan nor Lifeco, after reasonable inquiry, is aware of any express or implied term, condition, arrangement or understanding that would impose an “unfair burden” on the funds as a result of the transaction. Marsh & McLennan and Lifeco have agreed to pay all costs incurred by your fund in connection with this transaction, including all costs of this proxy solicitation.

The Proposed New Management Contract; Comparison with the Fund’s Current Management Contract

The Trustees have approved, and recommend to the shareholders of your fund that they approve, a new management contract between your fund and the Manager. The form of the proposed new management contract is attached at Appendix A. You should refer to Appendix A for the complete terms of your fund’s proposed management contract.

The terms of the proposed new management contract are substantially identical to those of the current contract. A comparison of the terms of the proposed new management contract against the terms of the current contract is set forth below. Your fund’s current management contract is dated as of July 27, 2001 and was last approved by shareholders in July, 2001. The contract’s continuance was last approved by the Board of Trustees on June 12, 2006.

Fees. There is no change in the rate of the fees that your fund will pay the Manager under the proposed new management contract. The proposed new management contract provides that your fund will pay a fee to the Manager for its investment management services at an annual rate of 1.20% of your fund’s average daily net assets. The fee is calculated daily and payable monthly.

In addition, your fund accrues daily a liability for incentive fees payable to the Manager equal to 20% of the realized and unrealized gains less realized and unrealized losses on investments that were originally purchased by the fund in private equity transactions. Your fund does not accrue an incentive fee unless all realized and unrealized losses from prior periods have been offset by realized (and, where applicable unrealized) gains. Under the proposed new management contract, the initial incentive fee payable (if any) will be determined for the period from commencement of your fund’s operations through October 31, 2007, and subsequent incentive fees (if any) will be payable for each subsequent fiscal year (and if your fund is liquidated during a calendar year, for the period from the beginning of that year to the date of liquidation). Your fund will pay annually, on December 31, to the Manager a fee equal to 20% of the aggregate incentive fee base, calculated from the commencement of the fund’s operations, less the cumulative amount of the incentive fee paid to the Manager in previous periods. The incentive fee base for a private equity security equals realized gains less realized and unrealized losses until the issuer of the security has completed an initial public offering and any applicable lockup period has expired and, thereafter, equals realized and unrealized gains less realized and unrealized losses. In the case of private equity funds, the incentive fee base equals the sum of all amounts that are actually distributed to the fund less realized and unrealized losses. Your fund will not pay any incentive fee on a private equity holding until the fund sells the holding or the holding becomes freely sellable, although your fund will continue to accrue a liability with respect to additional unrealized gains for such security. The actual fees paid by your fund are subject to expense limitations to which the Manager has agreed. It is not anticipated that any existing expense limitation commitment will change as a result of the transaction.

Your fund's current management contract states that if the fund is liquidated during any calendar year, an incentive fee will be payable for the period from the beginning of that calendar year to the date of liquidation. Your fund's Trustees and the Manager believe that since the fund's fiscal year ends on October 31, this provision in the contract is erroneous; the Trustees have informed the Manager that they believe that in the event of liquidation, this provision should be interpreted to provide for an incentive fee period that runs from the beginning of the then-current fiscal year through the date of liquidation. This interpretation is consistent with the description of the contract that has been included in the fund's Statement of Additional Information since the fund's inception in 2001.

Your fund’s current contract contains similar fee provisions, except that the end-date of the initial incentive fee calculation period differs. Such a change in the end-date to be contained in the proposed new management contract for your fund will neither increase nor decrease the incentive fee payable, if any, by your fund.

Investment Management Services. The proposed new management contract for your fund provides that the Manager will furnish continuously an investment program for your fund, determining what investments to purchase, hold, sell or exchange and what portion of your fund’s assets will be held uninvested, in compliance with your fund’s governing documents, investment objectives, policies and restrictions, and subject to the oversight and control of the Trustees. The Manager has assured your fund and the Trustees that after the transaction it will continue to provide the same level of services to each fund and that the transaction will not have an adverse impact on the scope or nature of the services that your fund receives.

The Manager is authorized under the proposed new management contract to place orders for the purchase and sale of portfolio investments for your fund with brokers or dealers that the Manager selects. The Manager must select brokers and dealers, and place orders, using its best efforts to obtain for the funds the most favorable price and execution available, except that the Manager may pay higher brokerage commissions if it determines in good faith that the commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer (a practice commonly known as “soft dollars”). The Manager may make this determination in terms of either the particular transaction or the Manager’s overall responsibilities with respect to a fund and to other clients of the Manager as to which the Manager or its affiliates exercise investment discretion. The Manager’s use of soft dollars is subject to policies established by the SEC and by the Trustees from time to time.

Your fund’s current management contract contains identical provisions relating to the provision of investment management services.

Expenses. The proposed new management contract requires the Manager to bear the expenses associated with (i) furnishing all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully, (ii) providing suitable office space for the fund and (iii) providing administrative services including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the affairs of the fund.

The current management contract contains identical expense provisions.

Term and Termination. If approved by shareholders of your fund, the proposed new management contract will become effective upon its execution and will remain in effect continuously, unless terminated under the termination provisions of the contract. The proposed new management contract provides that the management contract may be terminated at any time, without the payment of any penalty by the fund, by either the Manager or the fund by not more than 60 days’ nor less than 30 days’ written notice to the other party. Your fund may effect termination by vote of a majority of its Trustees or by the affirmative vote of a “majority of the outstanding shares” of the fund, as defined in the 1940 Act. The proposed new management contract will also terminate automatically in the event of its “assignment.”

The proposed new management contract will, unless terminated as described above, continue until the second anniversary of its execution and will continue in effect from year to year thereafter so long as its continuance is approved at least annually by (i) the Trustees of the fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the fund and (ii) a majority of the Trustees who are not “interested persons” of the fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval.

The current management contract has identical provisions for its term and termination.

Limitation of Liability. Under the proposed new management contract, the Manager is not liable to the fund or to any shareholder of the fund for any act or omission in the course of, or connected with, rendering services under the proposed management contract, unless there is willful misfeasance, bad faith or gross negligence on the part of the Manager or reckless disregard of its obligations and duties under the proposed management contract. The current management contract contains substantially identical provisions.

As required under your fund’s Agreement and Declaration of Trust, the proposed management contract contains a notice provision stating that your fund’s Agreement and Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and that the proposed management contract is executed on behalf of the Trustees as Trustees of the fund and not individually. Also, the obligations arising out of the proposed management contract are limited only to the assets and property of the fund and are not binding on any of the Trustees, officers or shareholders individually. The current management contract contains an identical notice provision.

Amendments. The proposed management contract may not be amended unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding shares of the fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the fund who are not “interested persons” of the fund or of the Manager. The current management contract has similar provisions for its amendment.

What did the Trustees consider in evaluating the proposal?

The trustees of the Putnam Funds (including Mr. Hill, the Chairman of the Board of Trustees of the Putnam Funds (the “Putnam Fund Trustees”) and your fund) met in person on October 12 and 13, 2006 to discuss the implications of a possible sale of Putnam Investments in light of a decision made by its parent company, Marsh & McLennan, to explore the possibility of a sale. At this meeting, the Putnam Fund Trustees considered information relating to the operations, competitive position in the mutual fund industry and recent history of a number of firms that had indicated to Marsh & McLennan a preliminary interest in acquiring Putnam Investments. During the course of this meeting, the Putnam Fund Trustees received presentations on these matters from two consultants with recognized expertise in the mutual fund industry. In addition, the Putnam Fund Trustees reviewed information about recent significant acquisitions in the mutual fund industry and considered the possible effects of a sale transaction on the investment managers of the funds, Putnam Management and the Manager, and the rest of the Putnam organization. The Putnam Fund Trustees received a report from the chief executive officer of Marsh & McLennan and considered analyst reports relating to Marsh & McLennan and its ownership of Putnam Investments. The Putnam Fund Trustees also received advice from their independent legal counsel regarding their responsibilities in evaluating a possible sale transaction.

The Putnam Fund Trustees actively monitored the sale process throughout the period leading up to the public announcement of a final sale agreement on February 1, 2007. The Putnam Fund Trustees discussed developments at telephone meetings on October 18, October 25, November 1, November 29, December 20, January 12, January 18, and February 5, and at their regular in-person meetings on November 9-10, December 14-15, January 11-12, February 8-9, and March 8-9. The Putnam Fund Trustees who are not affiliated with Putnam Investments met separately to discuss these matters during most of these meetings. Mr. Charles E. Haldeman, Jr., the only Putnam Fund Trustee affiliated with Putnam Investments, participated in portions of these meetings to provide the perspective of the Putnam organization, but did not otherwise participate in the deliberations of the Putnam Fund Trustees regarding a possible sale.

Over the course of these meetings, the Putnam Fund Trustees discussed and developed general principles to guide their evaluation of a possible sale transaction. Following the emergence of a number of interested bidders by early November 2006, the Putnam Fund Trustees conducted due diligence on these bidders with the assistance of their independent legal counsel. The Putnam Fund Trustees communicated their perspectives on these bidders to Marsh & McLennan and also submitted specific requests for information to be provided by bidders. After learning in December 2006 that Marsh & McLennan was negotiating exclusively with Power Financial and Lifeco, the Putnam Fund Trustees focused their diligence efforts on Power Financial and Lifeco.

On January 2, 2007, a committee of the Putnam Fund Trustees, together with their independent legal counsel, met with representatives of Power Financial and Lifeco to discuss the proposal to acquire Putnam Investments and responses to the Putnam Fund Trustees’ diligence requests. The Putnam Fund Trustees were advised in this meeting that Power Financial and Lifeco intended to maintain Putnam Investments as a separate, stand-alone organization under the Putnam brand and to retain Putnam Investments’ current management team. Power Financial and Lifeco expressed their intention to maintain the quality of services that the Putnam organization currently provides to the funds and the funds’ current cost structure. At the same time, they indicated their intention, consistent with this commitment, to pursue opportunities for improving the profitability of the Putnam organization. Power Financial and Lifeco indicated interest in pursuing the possibility of making the funds and other Putnam Investments products available through certain of their distribution channels, but indicated that no significant operational changes were envisioned. Power Financial and Lifeco also raised the possibility of using Putnam Investments’ distribution network to distribute certain of the products of one or more Power Financial or Lifeco companies. The Putnam Fund Trustees noted that these proposals may benefit Lifeco and may also enable Putnam Investments to allocate the costs of its distribution network across a greater number of products. At this meeting, the Putnam Fund Trustees reviewed with Power Financial and Lifeco the role and operation of the Board of Trustees of the Putnam Funds, emphasizing its historical independence and activism in such areas as fees and expenses, regulatory issues, quality of service provided by Putnam Investment Trust to the funds, soft dollars and proxy voting. On January 10, 2007, Ms. Jameson A. Baxter, Vice Chairman of the Putnam Fund Trustees and the Chairman of the Putnam Funds’ Contract Committee, also met with a representative of Power Financial and Lifeco for further discussion of these matters. At a telephonic meeting on January 18, 2007, the Trustees received a presentation on the terms of the proposed sale and unanimously expressed their support for the proposed sale, subject to their review of final agreements.

Mr. Hill, Chairman of the Board of Trustees of the Putnam Funds and your fund, met with the Chairman and Co-Chief Executive Officer and the President and Co-Chief Executive Officer of Power Corporation of Canada and the Chairman of the Board and the President and Chief Executive Officer of Power Financial on January 28, 2007 to further discuss the role of the Board of Trustees of the funds in overseeing the funds and Power Financial’s and Lifeco’s commitment to the Putnam brand, to Putnam Investments’ management team, and to support Putnam Investments’ management team and the team’s strategy following the transaction with the aim of minimizing disruption and change for the Putnam shareholders. Following the public announcement of the transaction on February 1, 2007, the Putnam Fund Trustees received a report from Putnam Investments on the final terms of the transaction at a telephonic meeting on February 5, 2007.

On March 7, 2007, another Trustee of your fund had a telephone conversation with the President and Chief Executive Officer of Power Financial to review Power Financial’s and Lifeco’s intentions with respect to the Putnam organization, including the Manager. This Trustee gave a report of this conversation to the full Board of Trustees at an in-person meeting of the Trustees on March 12, 2007, at which Mr. Hill also described for the Trustees his previous interactions with Power Financial on behalf of the Putnam Funds Trustees, as described above. At the March 12 meeting, the Trustees also received a presentation from the President of your fund regarding the matters relating to the sale described above and the final terms of the transaction, and considered the approval of a new management contract for your fund proposed to become effective upon the closing of the sale and the filing of this proxy statement. They reviewed the terms of the proposed new management contract and the differences between the proposed new management contract and the current management contract. They noted that the terms of the proposed new management contract were substantially identical to the current management contract.

In considering the approval of the new management contract, the Trustees also considered the following matters:

(i) their belief that the transaction will not adversely affect your fund, and by addressing uncertainty regarding the ownership of Putnam Investments, should enhance the ability of the Manager and its affiliates to continue to provide high quality investment advisory and other services to your fund;

(ii) the intention expressed by representatives of Power Financial and Lifeco to retain the existing Putnam Investments’ management team and other key professionals and that Putnam Investments would be operated as a separate business unit;

(iii) Power Financial’s and Lifeco’s commitment to support the continued effort of Putnam’s current management team to rebuild Putnam’s reputation and enhance the investment process;

(iv) that representatives of Power Financial, Lifeco and the Manager advised that they have no current plans to make changes with respect to existing management fees, expense limitations, distribution arrangements or quality of services provided to fund shareholders and committed to maintain the current expense limitation applicable to your fund through October 31, 2007;

(v) the financial condition and reputation of Power Financial and Lifeco, their record of operating acquired companies with minimal disruption to their businesses, their high level of respect for the mutual fund governance process and the independence of the Trustees and their decisions and their commitment to maintain the high level of cooperation and support that the Putnam organization has historically provided;

(vi) the possible benefits that the fund may receive as a result of the Manager joining the Power Financial group of companies, which is expected to promote stability of the Putnam organization and eliminate the previous uncertainty with respect to the future ownership of Putnam Investments;

(vii) Power Financial’s and Lifeco’s commitment to maintaining competitive compensation arrangements to allow the Putnam organization to attract and retain highly qualified personnel;

(viii) that the current senior management team at Putnam Investments has indicated its strong support of the transaction; and

(ix) the commitments of Marsh & McLennan and Lifeco to bear all expenses incurred by the funds in connection with the transaction, including all costs associated with this proxy solicitation.

Finally, in considering the proposed new management contract, the Trustees also took into account their deliberations and conclusions in connection with their most recent annual approval of the continuance of your fund’s management contract effective July 27, 2006, and the extensive materials that they had reviewed in connection with that approval process. Appendix B contains a summary description of the matters considered by the Trustees in connection with that approval.

Based upon the foregoing considerations, on March 12, 2007, the Trustees, none of whom is an “interested person” of the fund or the Manager, approved the proposed new management contract and determined to recommend its approval to the shareholders of the fund.

What is the voting requirement for approving the proposal?

Approval of your fund’s proposed new management contract requires the affirmative vote of the lesser of (a) more than 50% of the outstanding shares of the fund, or (b) 67% or more of the shares of the fund present (in person or by proxy) at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

The Trustees unanimously recommend that shareholders approve the proposed management contract.

Further Information About Voting and the Special Meeting

Quorum and Methods of Tabulation. 30% of the shares entitled to vote constitutes a quorum for the transaction of business with respect to any proposal at the meeting. Shares of all classes of each fund vote together as a single class. Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting. The tellers will count the total number of votes cast “for” approval of the proposal for purposes of determining whether sufficient affirmative votes have been cast. Shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum.

Abstentions and broker non-votes have the effect of a negative vote on the proposal. Treating broker non-votes as negative votes may result in a proposal not being approved, even though the votes cast in favor would have been sufficient to approve the proposal if some or all of the broker non-votes had been withheld. In certain circumstances in which your fund has received sufficient votes to approve a matter being recommended for approval by your fund’s Trustees, your fund may request that brokers and nominees, in their discretion, withhold submission of broker non-votes in order to avoid the need for solicitation of additional votes in favor of the proposal. Your fund may also request that selected brokers and nominees, in their discretion, submit broker non-votes, if doing so is necessary to obtain a quorum.

Shareholders who object to any proposal in this proxy statement will not be entitled under Massachusetts law or the Agreement and Declaration of Trust of your fund to demand payment for, or an appraisal of, their shares.

Other business. The Trustees know of no matters other than those described in this proxy statement to be brought before the meeting. If, however, any other matters properly come before the meeting, proxies will be voted on such matters in accordance with the judgment of the persons named in the enclosed form of proxy.

Solicitation of proxies. In addition to soliciting proxies by mail, Trustees of your fund and employees of the Manager, Putnam Fiduciary Trust Company and Putnam Retail Management may solicit proxies in person or by telephone. Your fund may arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The procedures for voting proxies by telephone are designed to authenticate shareholders’ identities, to allow them to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time. Shareholders would be called at the phone number the Manager has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize the proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders’ instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

Shareholders have the opportunity to submit their voting instructions via the Internet by using a program provided by a third-party vendor hired by the Manager or by automated telephone service. The giving of a proxy will not affect your right to vote in person should you decide to attend the meeting. To use the Internet, please access the Internet address listed on your proxy card and follow the instructions on the Internet site. To record your voting instructions via automated telephone service, use the toll-free number listed on your proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholders.

Your fund’s Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting, including brokers and nominees.

Revocation of proxies. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted either (i) by a written revocation received by the Clerk of your fund, (ii) by properly executing a later-dated proxy, (iii) by recording later-dated voting instructions by telephone or via the Internet, (iv) in the case of brokers and nominees, by submitting written instructions to your fund’s solicitation agent or the applicable record shareholders or (v) by attending the meeting and voting in person.

Submission of shareholder proposals. Your fund does not regularly hold annual shareholder meetings, but may from time to time schedule special meetings. In accordance with the regulations of the SEC, in order to be eligible for inclusion in the fund’s proxy statement for such a meeting, a shareholder proposal must be received within a reasonable time before the fund prints and mails its proxy statement. To be timely, under the fund’s Bylaws, a notice of a shareholder proposal must be submitted in writing to the fund, to the attention Clerk at One Post Office Square, 8th Floor, Boston Massachusetts 02109, not less than the close of business on the 10th day following the date on which public announcement was first made of the date of the meeting of shareholders. In order for a shareholder proposal to be included in the proxy statement, both the submitting shareholder and the proposal itself must satisfy the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The Board of Trustees, which consists of independent Trustees only, will also consider nominees recommended by shareholders of the fund to serve as Trustees. A shareholder must submit the names of any such nominees in writing to the fund, to the attention of the Clerk, at the address of the principal offices of the fund.

If a shareholder who wishes to present a proposal at a special shareholder meeting fails to notify the fund within the time specified above, the persons named as proxies will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. All shareholder proposals must also comply with other requirements of the SEC’s rules and the fund’s Agreement and Declaration of Trust and Bylaws.

Expenses of Solicitation. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in soliciting instructions from their principals. Your fund has retained ____________________ to aid in the solicitation of instructions for registered and nominee accounts. _______________’s fee (estimated to be approximately $_______), as well as the other expenses of the preparation of proxy statements and related materials, including printing and delivery costs and the proxy solicitation expenses, are borne by Marsh & McLennan and Lifeco.

Adjournment. If sufficient votes in favor the proposal set forth in the Notice of a Special Meeting of Shareholders are not received by the time scheduled for the meeting or if the quorum required for the proposal has not been met, the persons named as proxies may propose adjournments of the special meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies required to be voted against the proposal. Any proposal for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

Duplicate mailings. As permitted by SEC rules, Putnam’s policy is to send a single copy of the proxy statement to shareholders who share the same last name and address, unless a shareholder previously has requested otherwise. Separate proxy ballots will be included with the proxy statement for each account registered at that address. If you would prefer to receive your own copy of the proxy statement, please contact Putnam Investor Services by phone at 1-866-905-2396 or by mail at P.O. Box 41203, Providence, Rhode Island 02940-1203.

Financial information. Your fund’s Clerk will furnish to you, upon request and without charge, a copy of the fund’s annual report for its most recent fiscal year, and a copy of its semi-annual report for any subsequent semi-annual period. You may direct such requests to Putnam Investor Services, P.O. Box 41203, Providence, RI 02940-1203 or 1-800-255-1581.

Fund Information

TH Lee, Putnam Capital Management. TH Lee, Putnam Capital Management, LLC (“TH Lee, Putnam Capital Management”), your fund’s investment manager, is approximately 85% owned by Putnam Capital, LLC (“Putnam Capital”). Your fund is the only client of TH Lee, Putnam Capital Management. Putnam Capital is a wholly-owned subsidiary of Putnam Investment Holdings, LLC (“Putnam Investment Holdings”), which in turn is owned by Putnam Investments, LLC, a wholly owned subsidiary of Putnam Investments Trust II, which is a wholly owned subsidiary of Putnam, LLC. Putnam, LLC, is owned by Putnam Investments Trust (“Putnam”), a holding company that, except for a minority stake owned by employees, is in turn owned by Marsh & McLennan, a leading professional services firm that includes risk and insurance services, investment management and consulting businesses. Following the transaction described in this proxy statement, Putnam will be a wholly-owned subsidiary of Great-West as described above, and Power Corporation of Canada will be the ultimate parent company of TH Lee, Putnam Capital Management.

The address of each of Putnam, Putnam, LLC, Putnam Investments Trust II, Putnam Investments, LLC, Putnam Investment Holdings, Putnam Capital and TH Lee, Putnam Capital Management, is One Post Office Square, Boston, Massachusetts 02109. The address of the executive offices of Marsh & McLennan is 1166 Avenue of the Americas, New York, New York 10036. Charles E. Haldeman, Jr. is the President of TH Lee, Putnam Capital Management. His address is One Post Office Square, Boston, Massachusetts 02109. The addresses of the Putnam companies and Mr. Haldeman are not expected to change following the completion of the transaction.

Putnam Fiduciary Trust Company. Putnam Fiduciary Trust Company, the fund’s “administrator,” as defined in the 1940 Act, transfer agent and custodian, is an affiliate of TH Lee, Putnam Capital Management and a subsidiary of Putnam Investments. Its address is One Post Office Square, Boston, Massachusetts 02109.

Putnam Retail Management. Putnam Retail Management Limited Partnership, the fund’s principal underwriter (“PRM”), is a subsidiary of Putnam Investments. Putnam Retail Management GP, Inc. is the general partner of PRM, and also owns a minority stake in PRM. Putnam Retail Management GP, Inc. is a wholly-owned subsidiary of Putnam Investments. The address of PRM and Putnam Retail Management GP, Inc. is One Post Office Square, Boston, Massachusetts 02109.

Payments to TH Lee, Putnam Capital Management or its affiliates. During the fund’s fiscal year ended October 31, 2006, the aggregate amount of fees paid by the fund (i) to TH Lee, Putnam Capital Management for its investment management services was $1,349.898.00 and (ii) to Putnam Fiduciary Trust Company for its investor servicing, custody and administrative services was $40,979.00, $63,292.00, and $65,304.00, respectively. The fund made no other material payments to TH Lee, Putnam Capital Management or its affiliates during the period shown.

Limitation of Trustee liability. Your fund’s Agreement and Declaration of Trust provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Agreement and Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Officers and other information. All of the officers of your fund are employees of Putnam Investments, which in turn indirectly owns a majority interest in TH Lee, Putnam Capital Management. Because of their positions with Putnam Investments, the officers of your fund will benefit from the management fees, incentive fees, distribution fees, custodian fees, and investor servicing fees paid or allowed by your fund. The officers of your fund are as follows:

Position(s) Held with
	Fund During the Past 5		Principal
Name	Years		Occupation(s)

Linwood E. Bradford	President and Principal	Born 1967	Managing Director,
	Executive Officer		Putnam Investments

Steven D. Krichmar	Vice President and	Born 1958	Senior Managing
	Principal Financial Officer		Director, Putnam
Investments.

Janet C. Smith	Vice President, Principal	Born 1965	Managing Director,
	Accounting Officer, and		Putnam Investments
Assistant Treasurer

Amrit Kanwal	Vice President and	Born 1965	Senior Managing
	Treasurer		Director, Putnam
Investments

Karen R. Kay	Vice President and	Born 1951	Managing Director,
	Assistant Clerk		Putnam Investments

Susan G. Malloy	Vice President and	Born 1957	Managing Director,
	Assistant Treasurer		Putnam Investments

Francis J. McNamara,	Vice President, Chief	Born 1955	Senior Managing
III	Legal Officer and Clerk		Director, Putnam
Investments, Prior to
2004, General Counsel
of State Street Research
& Management
Company

Position(s) Held with
	Fund During the Past 5		Principal
Name	Years		Occupation(s)

James P. Pappas	Vice President	Born 1953	Managing Director,
Putnam Investments.
During 2002, Chief
Operating Officer,
Atalanta Sosnoff
Management
Corporation.

Robert R. Leveille	Vice President, Chief	Born 1969	Senior Vice President,
	Compliance Officer		Putnam Investments.
	(Interim), and Assistant		From October 2002 to
	Clerk		June 2004, Member,
Bell, Boyd & Lloyd,
L.L.C. From January
2001 to September
2002, Vice President,
Liberty Funds Group.

James F. Clark	Vice President and	Born 1974	Vice President, Putnam
	Assistant Clerk		Investments. Prior to
2003, Associate, Ropes
& Gray LLP.

5% Beneficial Ownership. As of February 28, 2007, to the knowledge of the fund, no person other than those listed below owned beneficially or of record 5% or more of any class of shares of the fund.

Title of			Percentage
Class	Name and Address of Beneficial Owner	Holdings	Owned

A	Citigroup Global Markets Inc.		6.10%
333 West 34th Street, 3rd Floor
New York, NY10001

A	Merrill, Lynch, Pierce, Fenner & Smith		19.40%
4800 Dear Lake Dr. East
Jacksonville, FL 32246-6484

A	TH Lee, Putnam Capital Management, LLC		11.90%
Attn: Paul Sutton / Mail Stop A 16
One Post Office Square
Boston, MA 02109-2106

Security Ownership. As of February 28, 2007, the officers and Trustees of each fund as a group owned less than 1% of the outstanding shares of each class of your fund.

APPENDIX A

Form Of New Investment Management Contract

Investment Management Contract dated as of _________, 2007 between TH LEE, PUTNAM INVESTMENT TRUST, a Massachusetts business trust (the “Fund”), and TH LEE, PUTNAM CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”).

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1. SERVICES TO BE RENDERED BY MANAGER TO FUND.

(a) The Manager, at its expense, will furnish continuously an investment program for each series of the Fund, will determine what investments shall be purchased, held, sold or exchanged by each series of the Fund and what portion, if any, of the assets of each series of the Fund shall be held uninvested and shall, on behalf of such series, make changes in the Fund’s investments. Subject always to the control of the Trustees of the Fund, the Manager will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Fund and its stated investment objectives, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other policies which the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Trustees.

(b) The Manager, at its expense, will furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully. The Manager will pay the compensation, if any, of the officers of the Fund carrying out the investment management and related duties provided for by this Contract.

(c) The Manager shall place all orders for the purchase and sale of portfolio investments for the Fund’s account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the

Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. The Manager agrees that in connection with purchases or sales of portfolio investments for the Fund’s account, neither the Manager nor any officer, director, employee or agent of the Manager shall act as a principal or receive any commission other than as provided in Section 3. The Fund will pay the fees of the Trustees of the Fund.

(d) The Manager shall pay all expenses incurred in connection with the organization of the Fund and the initial public offering and sale of its shares of beneficial interest, provided that upon the issuance and sale of such shares to the public pursuant to the offering, and only in such event, the Fund shall become liable for, and to the extent requested reimburse the Manager for such expenses.

(e) The Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Manager pursuant to this Section 1 other than as provided in Section 3.

2. OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and any person controlled by or under common control with the Manager have and may have advisory, management, service or other contracts with other organizations and persons, and may have other interests and business.

3. COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

(a) Investment Management Fee. The Fund will pay to the Manager as compensation for the Manager’s services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to Section 1 for each series of the Fund, a fee, computed daily and paid monthly at the following annual rates:

TH Lee, Putnam Emerging Opportunities Portfolio: 1.20% of the average daily net assets.

Such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during such month at the close of business on each business day during such month while this Contract is in effect. Such fee shall be payable for each month within 15 days after the close of such month and shall commence accruing as of the date of the initial issuance of shares of the Fund to the public.

The fees payable by the Fund to the Manager pursuant to this Section 3 shall be reduced by any commissions, fees, brokerage or similar payments received by the Manager or any affiliated person of the Manager in connection with the purchase and sale of portfolio investments of the Fund, less any direct expenses approved by the Trustees incurred by the Manager or any affiliated person of the Manager in connection with obtaining such payments.

In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall assume expenses of the Fund to the extent required by the terms and conditions of such expense limitation.

If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

(b) Incentive Fee. In addition to the management fee, the Fund will pay for each series of the Fund an annual incentive fee to the Manager as follows:

TH Lee, Putnam Emerging Opportunities Portfolio: 20% of the Aggregate Incentive Fee Base (as defined below), calculated from the commencement of operations of such series, less the cumulative amount of incentive fees paid to the Manager in previous years. The incentive fee payable (if any) will be determined as of the last day of each fiscal year of such series. The initial incentive fee payable (if any) will be for the period from commencement of operations of the initial series of the Fund through October 31, 2007, and subsequent incentive fees (if any) will be payable for each subsequent fiscal year (and, if any series of the Fund is liquidated during a calendar year, for the period from the beginning of that year to the date of liquidation). The Manager will be under no obligation to repay any incentive fees previously paid by the Fund.

The incentive fee will be earned on the performance of securities that (a) were acquired by such series of the Fund in a private placement and (b) were not, at the time of acquisition, of the same class as a publicly traded security unless, with respect to this subsection 3(b), such securities were subject to a contractual restriction on transfer of 90 days or more from acquisition (“Private Equities”). For each Private Equity holding, the Manager will calculate an “Incentive Fee Base” each day. The Incentive Fee Base for a security will be calculated on a cumulative basis from the date of acquisition of the security and will equal realized gains less realized losses and unrealized depreciation until the issuer of the security has completed an initial public offering and any applicable lock-up period on the securities held by such series has expired and, thereafter, will equal realized gains and unrealized appreciation less realized losses and unrealized depreciation. The “Aggregate Incentive Fee Base” is the sum of the Incentive Fee Bases for all the Private Equity holdings of such series.

Such series will accrue daily a liability for incentive fees payable equal to 20% of the realized gains and unrealized appreciation less realized losses and unrealized depreciation on the Private Equity holdings of such series. At the end of each calendar year, if an incentive fee is paid to the Manager, the amount of the incentive fee accrual will be reduced by the amount paid to the Manager. The amount of incentive fees paid to the Manager may not exceed the incentive fees accrued by such series.

4. ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager.

5. EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a) Either party hereto may at any time terminate this Contract by not more than sixty days’ nor less than thirty days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

(b) If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.

6. CERTAIN DEFINITIONS.

For the purposes of this Contract, the “affirmative vote of a majority of the outstanding shares of the Fund” means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

For the purposes of this Contract, the terms “affiliated person,” “control,” “interested person” and “assignment” shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder (the “1940 Act”), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term “specifically approve at least annually” shall be construed in a manner consistent with the 1940 Act, and the Rules and Regulations thereunder; and the term “brokerage and research services” shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

7. NON-LIABILITY OF MANAGER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8. LIMITATION OF LIABILITY OF THE TRUSTEES, OFFICERS, AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, TH LEE, PUTNAM INVESTMENT TRUST and TH LEE, PUTNAM CAPITAL MANAGEMENT, LLC have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized, all as of the day and year first above written.

TH LEE, PUTNAM INVESTMENT TRUST

By:

Title:

TH LEE, PUTNAM CAPITAL MANAGEMENT,
LLC

By:

Title:

APPENDIX B

Description of Contract Approval Process

General conclusions

The Board of Trustees of your fund oversees the management of the fund and, as required by law, determines annually whether to approve the continuance of your fund’s management contract with TH Lee, Putnam Capital Management, LLC. In this regard, the Board of Trustees requests and evaluates all information it deems reasonably necessary under the circumstances. On June 12, 2006, the Board of Trustees met to consider the information provided by the Manager and other information developed with the assistance of the Board’s independent counsel. Upon completion of this review, the Board of Trustees, following a vote by the Independent Trustees (those Trustees who are not “interested persons,” as defined in the Investment Company Act, of your fund or the Manager), approved the continuance of your fund’s management contract, effective July 27, 2006.

This approval was based on the following conclusions:

• That the fee schedule is, and since the inception of the fund has been, unusual and seeks appropriately to reflect fees charged by Putnam and competitive advisers in respect of the public and private securities portions of the fund’s portfolio, and in particular to reward successful investment decisions through the incentive fee applicable only to the private securities, and

• That the fee schedule currently in effect for your fund, including the base fee and incentive fee components, represents reasonable compensation in light of the nature and quality of the services being provided to the fund and the costs incurred by the Manager in providing such services.

These conclusions were based on a careful consideration of all information provided to the Trustees and were not the result of any single factor. Some of the factors that figured particularly in the Trustees’ deliberations and how the Trustees considered these factors are described below, although individual Trustees may have evaluated the information presented differently, giving different weights to various factors. It is also important to recognize that the fee arrangements for your fund are the result of several years of review and discussion between the Trustees and the Manager, that certain aspects of such arrangements may receive greater scrutiny in some years than others, and that the Trustees’ conclusions may be based, in part, on their consideration of these same arrangements in prior years.

Services provided; investment performance

The quality of the investment process provided by the Manager represented a major factor in the Trustees’ evaluation of the quality of services provided by the Manager under your fund’s management contract. The Trustees concluded that the Manager generally provides a high-quality investment process but also recognize that this does not guarantee favorable investment results for the fund in every time period. The Trustees evaluated the experience and skills of the individuals assigned to the management of your fund’s public equity and private equity investments and the resources made available to such personnel. Recognizing that expertise of portfolio management personnel, particularly for private equity investments, is highly prized among competitive investment advisers, the Trustees have noted favorably the Manager’s commitment to retaining highly qualified personnel notwithstanding the relatively small size of the fund and the determination in early 2005 to suspend sales of fund shares.

The Trustees considered the investment performance of your fund over the 1-year and since-inception periods ended March 31, 2006, and considered information comparing the fund’s performance with its benchmark index and with the performance of competitive funds. They also reviewed analysis provided by the Manager regarding the performance of your fund’s current and former private equity investments. Recognizing that the incentive fee component of the fund’s management fee is tied to the performance of these investments, the Trustees noted the amounts your fund has accrued as incentive fees payable to the Manager under your fund’s management contract as a result of appreciation in the value of these investments. They also noted that the Manager had not actually received any incentive fees from the fund to date. The Trustees also reviewed an analysis from the Manager of the costs of the services provided and profits realized by the Manager from the relationship with the fund in 2005.

Competitiveness

The Trustees reviewed comparative fee and expense information for other closed-end funds investing both in public and private equities, and noted that your fund’s management fees were generally lower than those of these funds. The Trustees noted in addition that the Manager has agreed to reimburse the fund to the extent that total fund expenses (exclusive of incentive fees payable under the management contract) exceed 1.85% of average annual assets through October 31, 2007.

The Trustees noted that your fund is the only client of the Manager, and that your fund is unique among all registered investment companies managed by affiliates of the Manager with respect to its investment objective and fee structure. The Trustees also noted generally that in providing services to the fund under the management contract, the Manager is able to a large degree to utilize the resources of Putnam Investments, and that the fund would probably not be able to obtain these services for the same or lower costs if the Manager were not able to leverage its association with a large mutual fund manager.

The Trustees have been satisfied that the fund’s fee structure appropriately mediates the fees charged by Putnam Investments and competitors on portfolios of publicly traded securities and those (including both asset-based fees and incentive fees) charged by managers of private securities. Accordingly, the Trustees did not attribute great weight to a comparative review of fees paid by other funds and institutional accounts whose assets are managed by the Manager’s affiliates.

Economies of scale

The Trustees noted that the fund’s fee structure does not have breakpoints (which lower the net effective fee rate as assets grow), that the Manager is compensated under the incentive fee only if the performance of the fund’s private assets is successful and that, since inception, the fund’s expenses have been limited by the Manager. The Trustees also noted that the fund’s assets as of

May 31, 2006, were approximately $65 million and that, because your fund is presently not open to new investments, regular quarterly repurchases of five percent of the fund’s shares have diminished the fund’s assets (to the extent they have not been offset by appreciation of the fund’s portfolio holdings). The Trustees expressed their intent to consider whether the current fee arrangements remain appropriate if and when the fund is reopened to new investments and fund assets increase.

Brokerage and soft-dollar allocations; other benefits

The Trustees considered various potential benefits that the Manager may receive in connection with the services it provides under the management contract with your fund. These include principally benefits related to brokerage and soft-dollar allocations, whereby a portion of the commissions paid by a fund for brokerage is earmarked to pay for research services that may be utilized by a fund’s investment adviser. This area has been marked by significant change in recent years. The Trustees noted that Putnam has revised its soft-dollar policies to significantly reduce the allocation of client brokerage commissions to purchase third-party research services, and that such allocation continues at a modest level only to acquire research that is not customarily available for cash.

The Trustees’ annual review of your fund’s management contract also included the review of its administrative services contract with the Manager and its distributor’s contract with Putnam Retail Management Limited Partnership (“PRM”) and a report from the Manager on the custodian agreement and investor servicing agreements between the fund and Putnam Fiduciary Trust Company (“PFTC”). PRM and PFTC are affiliates of the Manager. PFTC benefits from the fund’s custodian and investor servicing agreements, and PRM benefits from the fund’s distributor’s contract at times when the fund is open to new investments.

TH Lee, Putnam Capital	To vote by mail	To vote by telephone	To vote on the Web

		Read the proxy statement and	Read the proxy statement and
	Read the proxy statement.	have the proxy ballot at hand.	have the proxy ballot at hand.
	Check the appropriate boxes	Call 1-888-221-0697.
The proxy ballot	on the reverse side.		Go to http://www.proxyweb.com
		Follow the automated	/Putnam
	Sign and date the proxy ballot.	telephone directions. There
TH LEE, PUTNAM EMERGING	Return the proxy ballot in the	is no need for you to return	Follow the instructions on
OPPORTUNITIES PORTFOLIO	envelope provided.	your proxy ballot.	the site.

There is no need for you to
return your proxy ballot.

By signing below, you as shareholder of TH Lee, Putnam Emerging Opportunities Portfolio appoint John A. Hill, Chairman, and Linwood E. Bradford, President, and each of them separately, with power of substitution to each, to be your proxies. You are empowering them to vote your Putnam fund shares on your behalf at the meeting of the shareholders of the above-referenced fund. The meeting will take place on May 15, 2007 at 10:00 a.m. Boston time, and may be adjourned to later times or dates. Your vote is being solicited on behalf of the Trustees. When you complete and sign the proxy ballot, your proxies will vote exactly as you have indicated on the other side of this card. If you simply sign the proxy ballot, or don’t vote on the specific proposal, your shares will be automatically voted as the Trustees recommend. Your proxies are also authorized to vote at their discretion on any other matter that arises at the meeting or any adjournment of the meeting.

Sign your name exactly as it appears on this card. If you own shares jointly, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office. If you are a partner, sign in the partnership name.

	Please place an X in the appropriate box using black or blue ink or
Proposal	number 2 pencil. Please do not use a fine point pen.

If you do not mark the proposal, your shares will be voted as the Trustees recommend.
THE TRUSTEES RECOMMEND A VOTE FOR THIS PROPOSAL
	FOR	AGAINST	ABSTAIN
1. Approving a new management contract for your fund.	0	0	0

If you have any questions on the proposal, please call 1-866-905-2396.	Please sign and date the other side of this card.